UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2020

TRAQIQ, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-56148	30-0580318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA	98006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 818-0560

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRIQ	OTCQB

Explanatory Note

This Form 8-K is being amended to reflect additional information relevant to the section that the SEC required for the extension of the deadline necessary as it relates to COVID-19.

Item 8.01	Other Events

Pursuant to the recent announcement by the SEC offering relief under Section 36, TraQiQ, Inc. (the “Company”) is requesting an additional 45 days to file their annual report. The Company expects to file their annual report by or before May 14, 2020.

The Company has their base operations in the Seattle area and in NOIDA, India. The Seattle area was the epi-center for Coronavirus (COVID-19) in the United States. In addition, the initial cases for COVID-19 in India were located in NOIDA. Both Seattle and NOIDA are currently in a state of total lockdown for multiple weeks.

This has resulted in a complex set of issues with offices being shut down in both locations, key people not being available, and this has caused serious delays in the preparation of the annual report as well as the financial statements.

As a result of these conditions, we would like to request an additional 45 days to file our annual report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020	TRAQIQ, INC.

	By:	/s/ Ajay Sikka
	Name:	Ajay Sikka
	Title:	Chairman of the Board of Directors and Chief Executive Officer